EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111799) of SYNNEX Corporation of our auditors’ report dated February 16, 2007 (except Note 20, as to which the date is February 12, 2008) on the combined and consolidated financial statements of RGC Canada Ltd. and Redmond Group of Companies Limited Partnership for the year ended December 31, 2006, which is included in SYNNEX Corporation’s Form 8-K/A filed on February 13, 2008.

/s/ Ernst & Young LLP

Thornhill, Ontario, Canada

February 12, 2008